Exhibit 4.2

THIS NOTE HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

NORTHANN CORP.

Form of 7% Secured Convertible Promissory Note

Note due May 16 , 2024

Note No.                      $

Dated: May 16, 2022 (the “Issuance Date”)

For value received, Northann Corp., a Nevada corporation (the “Maker” or the “Company”), hereby promises to pay to the order of [______], a [______] (together with its successors and representatives, the “Holder”), in accordance with the terms hereinafter provided, the principal amount of [______] DOLLARS ($[______]) (the “Principal Amount”).

All payments under or pursuant to this 7% Secured Convertible Promissory Note (this “Note”) shall be made in United States Dollars in immediately available funds to the Holder at the address of the Holder set forth in the Purchase Agreement (as hereinafter defined) or at such other place as the Holder may designate from time to time in writing to the Maker or by wire transfer of funds to the Holder’s account, instructions for which are attached hereto as Exhibit A. The outstanding principal balance of this Note and any interest on the aggregate unconverted and then outstanding principal amount hereof shall be due and payable on the date that is the 24-month anniversary of the Issuance Date, or May [ ], 2024 (the “Maturity Date”) or at such earlier time as provided herein. In the event that the Maturity Date shall fall on Saturday or Sunday, such Maturity Date shall be the next succeeding Business Day. All calculations made pursuant to this Note shall be rounded down to three decimal places.

This Note is one of a series of Notes of the Company in the aggregate principal amount of up to a maximum of Three Million and Five Hundred Thousand Dollars ($3,500,000) (collectively, the “Notes”).

ARTICLE 1

1.1           Purchase Agreement. This Note has been executed and delivered pursuant to the Securities Purchase Agreement, dated as of May [ ], 2022 (as the same may be amended from time to time, the “Purchase Agreement”), by and between the Maker and the Holder. Capitalized terms used and not otherwise defined herein shall have the meanings set forth for such terms in the Purchase Agreement.

1.2           Interest.

(a)     Payment of Interest and Calculations. Interest shall accrue to the Holder on the aggregate unconverted and then outstanding principal amount of this Note at the rate of seven percent (7 per annum, calculated on the basis of a 360-day year and shall accrue daily commencing on the Issuance Date until payment in full of the Outstanding Principal Amount (or conversion to the extent applicable), together with all accrued and unpaid interest, liquidated damages, Late Fees and other amounts which may become due hereunder, has been made.

(b)     Late Fees. All overdue accrued and unpaid interest to be paid hereunder shall entail a late fee at an interest rate equal to the lesser of 10% per annum or the maximum rate permitted by applicable law (the “Late Fees”) that shall accrue daily from the date such interest is due hereunder through and including the date of actual payment in full.

1.3           Prepayment. The Company may, at its election, prepay the principal amount of this Note in the amount equal to 125% of the Outstanding Principal Amount plus applicable interest.

1.4           Future Listing on a Trading Market. The Company intends to list its Common Stock on a Trading Market within 12 month from the date hereof. After an initial 12 month from the date hereof, if the Common Stock is not able or ceases, as applicable, to be eligible for quotation or listed on a Trading Market, (i) the Holder may deliver a demand for payment to the Company and, if such a demand is delivered, the Company shall, within ten (10) Business Days following receipt of the demand for payment from the Holder, pay all of the Outstanding Principal Amount or (ii) the Holder may, at its election, after the six-month anniversary of the Issuance Date or earlier if a Registration Statement covering the Conversion Shares has been declared effective, upon notice to the Company in accordance with Section 6.1, convert all or a portion of the Outstanding Principal Amount and the Conversion Price shall be adjusted to the then-current Conversion Price.

1.5           Payment on Non-Business Days. Whenever any payment to be made shall be due on a day which is not a Business Day, such payment may be due on the next succeeding Business Day.

1.6           Replacement. Upon receipt of a duly executed and notarized written statement from the Holder with respect to the loss, theft or destruction of this Note (or any replacement hereof), or, in the case of a mutilation of this Note, upon surrender and cancellation of such Note, the Maker shall issue a new Note, of like tenor and amount, in lieu of such lost, stolen, destroyed or mutilated Note.

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1.7           Use of Proceeds. The Maker shall use the proceeds of this Note as set forth in the Purchase Agreement.

1.8           Status of Note and Security Interest. The obligations of the Maker under this Note shall be senior to all other existing Indebtedness and equity of the Company, except as otherwise set forth in Section 2.5 of the Purchase Agreement. Upon any Liquidation Event (as hereinafter defined), the Holder will be entitled to receive, before any distribution or payment is made upon, or set apart with respect to, any Indebtedness of the Maker or any class of capital stock of the Maker, an amount equal to the Outstanding Principal Amount. For purposes of this Note, “Liquidation Event” means a liquidation pursuant to a filing of a petition for bankruptcy under applicable law or any other insolvency or debtor’s relief, an assignment for the benefit of creditors, or a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Maker.

1.9           Secured Note. The full amount of this Note plus any other fees and expenses due hereunder or under any other Transaction Document is secured by the Collateral (as defined in the Security Agreement) identified and described as security therefor in the Security Agreement, the Company Patent Security Agreement and the Company Trademark Security Agreement. In addition, the obligations are also guaranteed by the Company’s Subsidiaries, pursuant to the Subsidiary Guaranty, and all of Subsidiaries’ obligations under the Subsidiary Guaranty are secured by the “Collateral” (as defined in the Subsidiary Security Agreement) identified and described as security therefor in the Subsidiary Security Agreement.

ARTICLE 2

2.1           Events of Default. An “Event of Default” under this Note shall mean the occurrence of any of the events defined in the Purchase Agreement, and any of the additional events described below:

(a)     any default in the payment of (i) the Principal Amount hereunder when due; or (ii) liquidated damages in respect of this Note as and when the same shall become due and payable (whether on the Maturity Date or by acceleration or otherwise);

(b)     the Maker shall fail to observe or perform any other covenant, condition or agreement contained in this Note or the Maker or any Subsidiary, as applicable, shall fail to observe or perform any other covenant, condition or agreement contained in any Transaction Document;

(c)     the Maker’s notice to the Holder, including by way of public announcement, at any time, of its inability to comply (including for any of the reasons described in Section 4.5(a) hereof) or its intention not to comply with proper requests for conversion of this Note into shares of Common Stock;

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(d)     the Maker shall fail to (i) timely deliver the shares of Common Stock as and when required in Section 4.2; or (ii) make the payment of any fees and/or liquidated damages under this Note, the Purchase Agreement or the other Transaction Documents;

(e)     default shall be made in the performance or observance of any material covenant, condition or agreement contained in the Purchase Agreement or any other Transaction Document that is not covered by any other provisions of this Section 2.1;

(f)      at any time the Maker shall fail to have a sufficient number of shares of Common Stock authorized, reserved and available for issuance to satisfy the potential conversion in full (disregarding for this purpose any and all limitations of any kind on such conversion) of this Note or upon exercise of the Warrants (as such term is defined in the Purchase Agreement);

(g)     any representation or warranty made by the Maker or any of its Subsidiaries herein or in the Purchase Agreement, this Note, the Warrants or any other Transaction Document shall prove to have been false or incorrect or breached in a material respect on the date as of which made;

(h)     unless otherwise approved in writing in advance by the Holder, the Maker shall, or shall announce an intention to pursue or consummate a Change of Control, or a Change of Control shall be consummated, or the Maker shall negotiate, propose or enter into any agreement, understanding or arrangement with respect to any Change of Control;

(i)      the Maker or any of its Subsidiaries shall (A) default in any payment of any amount or amounts of principal of or interest (if any) on any Indebtedness (other than the Indebtedness hereunder), the aggregate principal amount of which Indebtedness is in excess of $100,000 or (B) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders or beneficiary or beneficiaries of such Indebtedness to cause with the giving of notice if required, such Indebtedness to become due prior to its stated maturity;

(j)      the Maker or any of its Subsidiaries shall: (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets; (ii) make a general assignment for the benefit of its creditors; (iii) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic); (iv) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors’ rights generally; (v) acquiesce in writing to any petition filed against it in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic); (vi) issue a notice of bankruptcy or winding down of its operations or issue a press release regarding same; or (vii) take any action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing;

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(k)     a proceeding or case shall be commenced in respect of the Maker, or any of its Subsidiaries, without its application or consent, in any court of competent jurisdiction, seeking: (i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts; (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets in connection with the liquidation or dissolution of the Maker or any of its Subsidiaries; or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described in clause (i), (ii) or (iii) shall continue undismissed, or unstayed and in effect, for a period of forty-five (45) days or any order for relief shall be entered in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic) against the Maker or any of its Subsidiaries or action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing shall be taken with respect to the Maker or any of its Subsidiaries and shall continue undismissed, or unstayed and in effect for a period of forty-five (45) days;

(l)      one or more final judgments or orders for the payment of money aggregating in excess of $100,000 (or its equivalent in the relevant currency of payment) are rendered against one or more of the Company and its Subsidiaries;

(m)    the failure of the Maker to instruct its transfer agent to remove any legends from shares of Common Stock and issue such unlegended certificates to the Holder within three (3) Trading Days of the Holder’s request so long as the Holder has provided reasonable assurances to the Maker that such shares of Common Stock can be sold pursuant to Rule 144 or any other applicable exemption;

(n)     the occurrence of a Material Adverse Effect in respect of the Maker, or the Maker and its Subsidiaries taken as a whole.

For the avoidance of doubt, any default pursuant to clause (i) above shall not be subject to any cure periods pursuant to the instrument governing such Indebtedness or this Note.

2.2           Remedies Upon an Event of Default.

(a)     Upon the occurrence of any Event of Default that has not been remedied within (i) two (2) Business Days for an Event of Default occurring by the Company’s failure to comply with Section 7.1(c) of the Purchase Agreement or Section 4.2 of this Note, or (ii) ten (10) Business Days for all other Events of Default, provided, however, that there shall be no cure period for an Event of Default described in Section 2.1(i), 2.1(j) or 2.1(k), the Maker shall be obligated to pay to the Holder the Mandatory Default Amount, which Mandatory Default Amount shall be earned by the Holder on the date the Event of Default giving rise thereto occurs and shall be due and payable on the earlier to occur of the Maturity Date, upon conversion, redemption or prepayment of this Note or the date on which all amounts owing hereunder have been accelerated in accordance with the terms hereof.

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(b)     Upon the occurrence of any Event of Default, if any Investor alleges in writing a claim of breach, the Maker shall, as promptly as possible but in any event within one (1) Business Day of receipt of such claim, furnish a copy of such claim to the Holder and notify the Holder the Maker’s response thereto. Thereafter, if the Requisite Holders join with the initiating noteholder, then the Requisite Holders shall select a noteholder representative (the “Representative”) to represent their interests hereunder and under the other Transaction Documents. The Representative shall thereafter be able to act on behalf of the holders of the Notes and pursue remedies under the Notes and the other Transaction Documents, amend or waive the Notes and the other Transaction Documents or otherwise act on behalf of the holders of the Notes hereunder and thereunder.

(c)     If an Event of Default shall have occurred and shall not have been remedied within (i) two (2) Business Days for an Event of Default occurring by the Company’s failure to comply with Section 7.1(c) of the Purchase Agreement or Section 4.2 of this Note, or (ii) ten (10) Business Days for all other Events of Default, provided, however, that there shall be no cure period for an Event of Default described in Section 2.1(i), 2.1(j) or 2.1(k), the Holder may at any time at its option declare the Mandatory Default Amount due and payable, and thereupon, the same shall be accelerated and so due and payable, without presentment, demand, protest, or notice, all of which are hereby expressly unconditionally and irrevocably waived by the Maker; provided, further, however, that (x) upon the occurrence of an Event of Default described above, the Holder, in its sole and absolute discretion, may: (a) from time-to-time demand that all or a portion of the Outstanding Principal Amount be converted into shares of Common Stock at the then-current Conversion Price; or (b) exercise or otherwise enforce any one or more of the Holder’s rights, powers, privileges, remedies and interests under this Note, the Purchase Agreement, the other Transaction Documents or applicable law and (y) upon the occurrence of an Event of Default described in clauses (k) or (l) above, the Mandatory Default Amount shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Maker. No course of delay on the part of the Holder shall operate as a waiver thereof or otherwise prejudice the rights of the Holder. No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

ARTICLE 3

3.1           Registration under Registration Statement. The Holder’s registration rights are set forth in the Registration Rights Agreement.

3.2           Different Denominations. This Note is exchangeable for an equal aggregate principal amount of Note of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be payable for such registration of transfer or exchange.

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3.3           Investment Representations. This Note has been issued subject to certain investment representations of the Holder and may be transferred or exchanged, subject to the provisions of Section 6.8 of this Note, only in compliance with the Purchase Agreement and applicable federal and state securities laws and regulations.

3.4           Reliance on Note Register. Prior to due presentment for transfer to the Company of this Note, the Company and any agent of the Company may treat the Person in whose name this Note is duly registered on the Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

ARTICLE 4

4.1           Conversion.

(a)     Voluntary Conversion. At any time after the six-month anniversary of the Issuance Date or earlier if a Registration Statement covering the Conversion Shares has been declared effective until this Note is no longer outstanding, subject to Section 4.3, this Note shall be convertible (in whole or in part), at the option of the Holder, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing (x) that portion of the Outstanding Principal Amount that the Holder elects to convert (the “Conversion Amount”) by (y) the Conversion Price then in effect on the date on which the Holder delivers a notice of conversion, in substantially the form attached hereto as Exhibit B (the “Conversion Notice”), in accordance with Section 6.1 to the Maker. The Holder shall deliver this Note to the Maker at the address designated in the Purchase Agreement at such time that this Note is fully converted. With respect to partial conversions of this Note, the Maker shall keep written records of the amount of this Note converted as of the date of such conversion (each, a “Conversion Date”, and such record, the “Note Register”). No ink-original Conversion Notice shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Conversion Notice form be required. To effect conversions hereunder, the Holder shall not be required to physically surrender this Note to the Company unless the entire principal amount of this Note, plus all accrued and unpaid interest thereon, has been so converted. Conversions hereunder shall have the effect of lowering the Outstanding Principal Amount in an amount equal to the applicable conversion. In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. The Holder, and any assignee by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note may be less than the amount stated on the face hereof.

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(b)     Conversion Price. The “Conversion Price” shall be equal to $3.50 (the “Base Conversion Price”), as such amount may be adjusted, from time to time, pursuant to the provisions of Section 4.4 hereafter. All such foregoing determinations will be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or similar transaction that proportionately decreases or increases the shares of Common Stock during such measuring period. In addition to the foregoing adjustments, if, at any time while this Note is outstanding, the Company consummates an equity financing pursuant to which it sells Additional Shares of Common Stock or Common Stock Equivalents (collectively, “Next Round Securities”), with a gross aggregate amount of securities sold of not less than $5,000,000, excluding any and all indebtedness under this Note that is converted into Next Round Securities, and with the principal purpose of raising capital; provided, that the Company is listed on a Trading Market that is a senior exchange such as The NASDAQ Global Market, The NASDAQ Global Select Market, The NASDAQ Capital Market, or the New York Stock Exchange (a “Qualified Financing”), then the Base Conversion Price, shall automatically adjusted to the lesser of (i) 30% discount to the cash price per share paid by the other purchasers of Next Round Securities in the Qualified Financing (the “Automatic Conversion Price”) and (ii) the Base Conversion Price, subject to Customary Adjustments. Notwithstanding the foregoing, the Conversion Price shall not be adjusted below the lower of the Automatic Conversion Price or the Base Conversion Price other than as the result of the adjustments or readjustments pursuant to Section 4.4 hereof. Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant to Article 2 hereof and the Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law,

(c)     Company Conversion. If at any time following the six months’ anniversary of the final Closing Date or termination of the Offering and if there is an effective registration statement permitting the issuance of the Conversion Shares to or resale of the Conversion Shares by the Holder, (A) the Company’s Common Stock is listed on a senior national securities exchange set forth above, (B) the daily VWAP for the prior twenty (20) consecutive Trading Days is $8.00 or more (adjusted for splits and similar distributions) and (C) the daily trading volume is at least $1,000,000 during such twenty (20)-day period (the events set forth in clauses (A) through (C) above, collectively, the “Conditions”), then the Company shall have the right to require the Holder to convert all or any portion of the principal and accrued interest then remaining under this Note into validly issued, fully paid and non-assessable shares of Common Stock in accordance with this Section 4.1 at the Conversion Price in effect on the Mandatory Conversion Date (as defined below) (a “Mandatory Conversion”). The Company may exercise its right to require conversion under this Section 4.1(c) by delivering a written notice thereof by facsimile and overnight courier to the Holder stating (i) the Trading Day selected for the Mandatory Conversion in accordance with this Section 4.1(c), which Trading Day shall be no sooner than five (5) Trading Days nor later than ten (10) Trading Days following the date of notice, (ii) the twenty (20) Trading Day period over which the VWAP was calculated, (iii) the portion of the conversion amount subject to the Mandatory Conversion pursuant to this Section 4.1(c), and (iv) the number of shares of Common Stock to be issued to the Holder (subject to adjustment for any downward adjustments to the Conversion Price occurring under this Note after the execution of the Mandatory Conversion notice by the Company).

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4.2           Delivery of Conversion Shares. As soon as practicable after any conversion in accordance with this Note and in any event within two (2) Trading Days thereafter (such date, the “Share Delivery Date”), the Maker shall, at its expense, cause to be issued in the name of and delivered to the Holder, or as the Holder may direct, a certificate or certificates evidencing the number of fully paid and non-assessable shares of Common Stock to which the Holder shall be entitled on such conversion (the “Conversion Shares”), in such denominations as may be requested by the Holder, which certificate or certificates shall be free of restrictive and trading legends (except for any such legends as may be required under the Securities Act). In lieu of delivering physical certificates for the shares of Common Stock issuable upon any conversion of this Note, provided the Company’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program or a similar program, upon request of the Holder, the Company shall cause its transfer agent to electronically transmit such shares of Common Stock issuable upon conversion of this Note to the Holder (or its designee), by crediting the account of the Holder’s (or such designee’s) broker with DTC through its Deposit Withdrawal Agent Commission system (provided that the same time periods herein as for stock certificates shall apply) as instructed by the Holder (or its designee).

4.3           Ownership Cap. Notwithstanding anything to the contrary contained herein, the Holder shall not be entitled to receive shares representing Equity Interests upon conversion of this Note to the extent (but only to the extent) that such exercise or receipt would cause the Holder Group (as defined below) to become, directly or indirectly, a “beneficial owner” (within the meaning of Section 13(d) of the 1934 Act and the rules and regulations promulgated thereunder) of a number of Equity Interests of a class that is registered under the 1934 Act which exceeds the Maximum Percentage (as defined below) of the Equity Interests of such class that are outstanding at such time. Any purported delivery of Equity Interests in connection with the conversion of this Note prior to the termination of this restriction in accordance herewith shall be void and have no effect to the extent (but only to the extent) that such delivery would result in the Holder Group becoming the beneficial owner of more than the Maximum Percentage of the Equity Interests of a class that is registered under the 1934 Act that is outstanding at such time. If any delivery of Equity Interests owed to the Holder following conversion of this Note is not made, in whole or in part, as a result of this limitation, the Company’s obligation to make such delivery shall not be extinguished and the Company shall deliver such Equity Interests as promptly as practicable after the Holder gives notice to the Company that such delivery would not result in such limitation being triggered or upon termination of the restriction in accordance with the terms hereof. To the extent limitations contained in this Section 4.3 apply, the determination of whether this Note is convertible and of which portion of this Note is convertible shall be the sole responsibility and in the sole determination of the Holder, and the submission of a notice of conversion shall be deemed to constitute the Holder’s determination that the issuance of the full number of Conversion Shares requested in the notice of conversion is permitted hereunder, and the Company shall not have any obligation to verify or confirm the accuracy of such determination. For purposes of this Section 4.3, (i) the term “Maximum Percentage” shall mean 4.99%; provided, that if at any time after the date hereof the Holder Group beneficially owns in excess of 4.99% of any class of Equity Interests in the Company that is registered under the 1934 Act, then the Maximum Percentage shall automatically increase to 9.99% so long as the Holder Group owns in excess of 4.99% of such class of Equity Interests (and shall, for the avoidance of doubt, automatically decrease to 4.99% upon the Holder Group ceasing to own in excess of 4.99% of such class of Equity Interests); and (ii) the term “Holder Group” shall mean the Holder plus any other Person with which the Holder is considered to be part of a group under Section 13 of the 1934 Act or with which the Holder otherwise files reports under Sections 13 and/or 16 of the 1934 Act. In determining the number of Equity Interests of a particular class outstanding at any point in time, the Holder may rely on the number of outstanding Equity Interests of such class as reflected in (x) the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission, as the case may be, (y) a more recent public announcement by the Company or (z) a more recent notice by the Company or its transfer agent to the Holder setting forth the number of Equity Interests of such class then outstanding. For any reason at any time, upon written or oral request of the Holder, the Company shall, within one (1) Business Day of such request, confirm orally and in writing to the Holder the number of Equity Interests of any class then outstanding. Anything herein to the contrary, any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this Section 4.3 shall be construed, corrected and implemented in a manner so as to effectuate the intended beneficial ownership limitation herein contained.

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4.4           Adjustment of Base Conversion Price.

(a)     Until the Note has been paid in full or converted in full, the Base Conversion Price shall be subject to adjustment from time to time as follows (but shall not be increased, other than pursuant to Section 4.4(a)(i) hereof):

(i)          Adjustments for Stock Splits and Combinations. If the Maker shall at any time or from time to time after the Closing Date (but whether before or after the Issuance Date) effect a split of the outstanding Common Stock, the applicable Base Conversion Price in effect immediately prior to the stock split shall be proportionately decreased. If the Maker shall at any time or from time to time after the Closing Date (but whether before or after the Issuance Date), combine the outstanding shares of Common Stock, the applicable Base Conversion Price in effect immediately prior to the combination shall be proportionately increased. Any adjustments under this Section 4.4(a)(i) shall be effective at the close of business on the date the stock split or combination occurs.

(ii)         Adjustments for Certain Dividends and Distributions. If the Maker shall at any time or from time to time after the Closing Date (but whether before or after the Issuance Date) make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in shares of Common Stock, then, and in each event, the applicable Base Conversion Price in effect immediately prior to such event shall be decreased as of the time of such issuance or, in the event such record date shall have been fixed, as of the close of business on such record date, by multiplying the applicable Base Conversion Price then in effect by a fraction:

(1)         the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

(2)         the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

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(iii)        Adjustment for Other Dividends and Distributions. If the Maker shall at any time or from time to time after the Closing Date (but whether before or after the Issuance Date) make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in other than shares of Common Stock, then, and in each event, an appropriate revision to the applicable Base Conversion Price shall be made and provision shall be made (by adjustments of the Base Conversion Price or otherwise) so that the Holder of this Note shall receive upon conversions thereof, in addition to the number of shares of Common Stock receivable thereon, the number of securities of the Maker or other issuer (as applicable) or other property that it would have received had this Note been converted into Common Stock in full (without regard to any conversion limitations herein) on the date of such event and had thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities (together with any distributions payable thereon during such period) or assets, giving application to all adjustments called for during such period under this Section 4.4(a)(iii) with respect to the rights of the holders of this Note; provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Base Conversion Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions.

(iv)        Adjustments for Reclassification, Exchange or Substitution. If the Common Stock at any time or from time to time after the Closing Date (but whether before or after the Issuance Date) shall be changed to the same or different number of shares or other securities of any class or classes of stock or other property, whether by reclassification, exchange, substitution or otherwise (other than by way of a stock split or combination of shares or stock dividends provided for in Sections 4.4(a)(i), (ii) and (iii) hereof, or a reorganization, merger, consolidation, or sale of assets provided for in Section 4.4(a)(v) hereof), then, and in each event, an appropriate revision to the Base Conversion Price shall be made and provisions shall be made (by adjustments of the Base Conversion Price or otherwise) so that the Holder shall have the right thereafter to convert this Note into the kind and amount of shares of stock or other securities or other property receivable upon reclassification, exchange, substitution or other change, by holders of the number of shares of Common Stock into which such Note might have been converted immediately prior to such reclassification, exchange, substitution or other change, all subject to further adjustment as provided herein.

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(v)         Adjustments for Issuance of Additional Shares of Common Stock. In the event the Maker or any Subsidiary shall at any time or from time to time after the Closing Date (but whether before or after the Issuance Date) issue or sell any additional shares of Common Stock or Common Stock Equivalents (“Additional Shares of Common Stock”), other than (A) as provided in this Note (including the foregoing subsections (i) through (iv) of this Section 4.4(a)), pursuant to any Equity Plan (including pursuant to Common Stock Equivalents granted or issued under any Equity Plan), (B) pursuant to Common Stock Equivalents granted or issued prior to the Closing Date, (C) Exempted Securities (as such term is defined in the Purchase Agreement), or (D) pursuant to a Qualified Financing, in any case, at an effective price per share that is less than the Base Conversion Price then in effect or without consideration, (such lower price, the “Base Share Price” and such issuances collectively, a “Dilutive Issuance”) (it being understood and agreed that if the holder of the Common Stock or Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive Common Stock at an effective price per share that is less than the Base Conversion Price, such issuance shall be deemed to have occurred for less than the Base Conversion Price on such date of the Dilutive Issuance at such effective price), then simultaneously with the consummation of each Dilutive Issuance the Base Conversion Price shall be reduced and only reduced to equal the Base Share Price. Such adjustment shall be made whenever such Common Stock or Stock Equivalents are issued. The Company shall notify the Holder, in writing, no later than the Trading Day before the issuance or deemed issuance of any Common Stock or Stock Equivalents subject to this Section 4.4(a)(v), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 4.4(a)(v), upon the occurrence of any Dilutive Issuance, the Holder is entitled to receive a number of Conversion Shares based upon the Base Share Price regardless of whether the Holder accurately refers to the Base Share Price in the Notice of Conversion. If the Company enters into a Variable Rate Transaction, despite the prohibition thereon in the Purchase Agreement, the Company shall be deemed to have issued Common Stock or Stock Equivalents at the lowest possible conversion or exercise price at which such Securities may be converted or exercised.

(vi)        Issuance, Amendment or Adjustment of Common Stock Equivalents. Except for Exempted Securities, if other than pursuant to a Qualified Financing, (x) the Maker, at any time after the Closing Date (but whether before or after the Issuance Date), shall issue any securities convertible into or exercisable or exchangeable for, directly or indirectly, Common Stock (“Convertible Securities”), or any rights or warrants or options to purchase any such Common Stock or Convertible Securities, other than Common Stock Equivalents granted or issued under any Equity Plan (collectively with the Convertible Securities, the “Common Stock Equivalents”) and the price per share for which shares of Common Stock may be issuable pursuant to any such Common Stock Equivalent shall be less than the applicable Base Conversion Price then in effect, or (y) the price per share for which shares of Common Stock may be issuable under any Common Stock Equivalents is amended or adjusted, pursuant to the terms of such Common Stock Equivalents or otherwise, and such price as so amended or adjusted shall be less than the applicable Base Conversion Price in effect at the time of such amendment or adjustment, then, in each such case (x) or (y), the applicable Base Conversion Price upon each such issuance or amendment or adjustment shall be adjusted as provided in subsection (v) of this Section 4.4(a) as if the maximum number of shares of Common Stock issuable upon conversion, exercise or exchange of such Common Stock Equivalents had been issued on the date of such issuance or amendment or adjustment.

(vii)       Consideration for Stock. In case any shares of Common Stock or any Common Stock Equivalents shall be issued or sold:

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(1)         in connection with any merger or consolidation in which the Maker is the surviving corporation (other than any consolidation or merger in which the previously outstanding shares of Common Stock of the Maker shall be changed to or exchanged for the stock or other securities of another corporation), the amount of consideration therefor shall be, deemed to be the fair value, as determined reasonably and in good faith by the Board of Directors of the Maker and approved by the Holder, of such portion of the assets and business of the nonsurviving corporation as such Board of Directors may determine to be attributable to such shares of Common Stock, Convertible Securities, rights or warrants or options, as the case may be; or

(2)         in the event of any consolidation or merger of the Maker in which the Maker is not the surviving corporation or in which the previously outstanding shares of Common Stock of the Maker shall be changed into or exchanged for the stock or other securities of another corporation or other property, or in the event of any sale of all or substantially all of the assets of the Maker for stock or other securities or other property of any corporation, the Maker shall be deemed to have issued shares of its Common Stock, at a price per share equal to the valuation of the Maker’s Common Stock based on the actual exchange ratio on which the transaction was predicated, as applicable, and the fair market value on the date of such transaction of all such stock or securities or other property of the other corporation. If any such calculation results in adjustment of the applicable Base Conversion Price, or the number of shares of Common Stock issuable upon conversion of the Note, the determination of the applicable Base Conversion Price or the number of shares of Common Stock issuable upon conversion of the Note immediately prior to such merger, consolidation or sale, shall be made after giving effect to such adjustment of the number of shares of Common Stock issuable upon conversion of the Note. In the event Common Stock is issued with other shares or securities or other assets of the Maker for consideration which covers both, the consideration computed as provided in this Section 4.4(a)(vii) shall be allocated among such securities and assets as determined in good faith by the Board of Directors of the Maker, and approved by the Holder.

(viii)      Record Date. In case the Maker shall take record of the holders of its Common Stock for the purpose of entitling them to subscribe for or purchase Common Stock or Convertible Securities, then the date of the issue or sale of the shares of Common Stock shall be deemed to be such record date.

(b)     No Impairment. The Maker shall not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Maker, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4.4 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Holder against impairment. In the event the Holder shall elect to convert this Note as provided herein, the Maker cannot refuse conversion based on any claim that the Holder or anyone associated or affiliated with the Holder has been engaged in any violation of law, violation of an agreement to which the Holder is a party or for any reason whatsoever, unless, an injunction from a court, or notice, restraining and or adjoining conversion of this Note shall have issued and the Maker posts a surety bond for the benefit of the Holder in an amount equal to one-hundred-fifty percent (150%) of the Principal Amount of the Note the Holder has elected to convert, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to the Holder (as liquidated damages) in the event it obtains judgment.

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(c)     Certificates as to Adjustments. Upon occurrence of each adjustment or readjustment of the Base Conversion Price or number of shares of Common Stock issuable upon conversion of this Note pursuant to this Section 4.4, the Maker at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder a certificate setting forth such adjustment and readjustment, showing in detail the facts upon which such adjustment or readjustment is based. The Maker shall, upon written request of the Holder, at any time, furnish or cause to be furnished to the Holder a like certificate setting forth such adjustments and readjustments, the applicable Base Conversion Price in effect at the time, and the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon the conversion of this Note.

(d)     Issue Taxes. The Maker shall pay any and all issue and other taxes, excluding federal, state or local income taxes, that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of this Note pursuant thereto; provided, however, that the Maker shall not be obligated to pay any transfer taxes resulting from any transfer requested by the Holder in connection with any such conversion.

(e)     Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of this Note. In lieu of any fractional shares to which the Holder would otherwise be entitled, the Maker shall pay cash equal such fractional shares multiplied by the Conversion Price then in effect.

(f)      Reservation of Common Stock. The Maker shall at all times while this Note shall be outstanding, reserve and keep available out of its authorized but unissued Common Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of this Note (disregarding for this purpose any and all limitations of any kind on such conversion). The Maker shall, from time to time, increase the authorized number of shares of Common Stock or take other effective action if at any time the unissued number of authorized shares shall not be sufficient to satisfy the Maker’s obligations under this Section 4.4(f).

(g)     Regulatory Compliance. If any shares of Common Stock to be reserved for the purpose of conversion of this Note require registration or listing with or approval of any governmental authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise (including pursuant to Section 3.1 hereof) before such shares may be validly issued or delivered upon conversion, the Maker shall, at its sole cost and expense, in good faith and as expeditiously as possible, secure such registration, listing or approval, as the case may be.

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(h)     Effect of Events Prior to the Issuance Date. If the Issuance Date of this Note is after the Closing Date, then, if the Base Conversion Price or any other right of the Holder of this Note would have been adjusted or modified by operation of any provision of this Note had this Note been issued on the Closing Date, such adjustment or modification shall be deemed to apply to this Note as of the Issuance Date as if this Note had been issued on the Closing Date.

4.5           Inability to Fully Convert.

(a)     Holder’s Option if Maker Cannot Fully Convert. If, upon the Maker’s receipt of a Conversion Notice or as otherwise required under this Note, the Maker cannot issue shares of Common Stock for any reason, including, without limitation, because the Maker (x) does not have a sufficient number of shares of Common Stock authorized and available or (y) is otherwise prohibited by applicable law or by the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Maker or any of its securities from issuing all of the Common Stock which is to be issued to the Holder pursuant to this Note, then the Maker shall issue as many shares of Common Stock as it is able to issue and, with respect to the unconverted portion of this Note or with respect to any shares of Common Stock not timely issued in accordance with this Note, the Holder, solely at Holder’s option, can elect to:

(i)          void its Conversion Notice and retain or have returned, as the case may be, this Note that was to be converted pursuant to the Conversion Notice (provided that the Holder’s voiding its Conversion Notice shall not affect the Maker’s obligations to make any payments which have accrued prior to the date of such notice); or

(ii)         defer issuance of the applicable Conversion Shares until such time as the Maker can legally issue such shares; provided, that the Principal Amount underlying such Conversion Shares shall remain outstanding until the delivery of such Conversion Shares; provided, further, that if the Holder elects to defer the issuance of the Conversion Shares, it may exercise its rights under either clause (i) or (ii) above at any time prior to the issuance of the Conversion Shares upon two (2) Business Days’ notice to the Maker.

(b)     Mechanics of Fulfilling Holder’s Election. The Maker shall immediately send to the Holder, upon receipt of a Conversion Notice from the Holder, which cannot be fully satisfied as described in Section 4.5(a) above, a notice of the Maker’s inability to fully satisfy the Conversion Notice (the “Inability to Fully Convert Notice”). Such Inability to Fully Convert Notice shall indicate (i) the reason why the Maker is unable to fully satisfy the Holder’s Conversion Notice; and (ii) the amount of this Note which cannot be converted. The Holder shall notify the Maker of its election pursuant to Section 4.5(a) above by delivering written notice to the Maker (“Notice in Response to Inability to Convert”).

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4.6           Not Deemed as Stockholder. Except as otherwise specifically provided herein, the Holder, solely in its capacity as a holder of this Note, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Note be construed to confer upon the Holder, solely in its capacity as the Holder of this Note, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Conversion Shares which it is then entitled to receive upon the due conversion of this Note. In addition, nothing contained in this Note shall be construed as imposing any liabilities on the Holder to purchase any securities (upon conversion of this Note or otherwise) or as a shareholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

ARTICLE 5

5.1           Covenants. For so long as any Note is outstanding, without the prior written consent of the Holder:

(a)     Compliance with Transaction Documents. The Maker shall, and shall cause its Subsidiaries to, comply with its obligations under this Note and the other Transaction Documents.

(b)     Payment of Taxes, Etc. The Maker shall, and shall cause each of its Subsidiaries to, promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Maker and the Subsidiaries, except for such failures to pay that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Maker or such Subsidiaries shall have set aside on its books adequate reserves with respect thereto, and provided, further, that the Maker and such Subsidiaries will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor.

(c)     Corporate Existence. The Maker shall, and shall cause each of its Subsidiaries to, maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights to use property owned or possessed by it and reasonably deemed to be necessary to the conduct of its business.

(d)     Investment Company Act. The Maker shall conduct its businesses in a manner so that it will not become subject to, or required to be registered under, the Investment Company Act of 1940, as amended.

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(e)     Sale of Collateral; Liens. From the date hereof until the full release of the security interest in the Collateral and the “Collateral” (as such term is defined in the Subsidiary Security Agreement) (the “Subsidiary Collateral”), without the prior written consent of a Majority in Interest of the Investors (as such term is defined in the Purchase Agreement), (i) the Maker shall not, and shall not permit any of its Subsidiaries to, sell, lease, transfer or otherwise dispose of any of the Collateral, or attempt or contract to do so or permit any of its Subsidiaries to attempt or contract to do so, other than sales of inventory in the ordinary course of business consistent with past practices; and (ii) the Maker shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, permit or suffer to exist, and shall defend, and cause its Subsidiaries to defend, the Collateral against and take such other action, as is necessary to remove, any lien, security interest or other encumbrance on the Collateral and the Subsidiary Collateral (except for the pledge, assignment and security interest created under the Security Agreement, the Subsidiary Security Agreement, any Permitted Liens (as defined in the Security Agreement) or any “Permitted Lien” (as defined in the Subsidiary Security Agreement)).

(f)      Prohibited Transactions. The Company hereby covenants and agrees not to enter into any Prohibited Transactions as set forth in the Purchase Agreement ..

5.2           Set-Off. This Note shall be subject to the set-off provisions set forth in the Purchase Agreement.

ARTICLE 6

6.1           Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via email at the email address specified in this Section prior to 5:00 p.m. (New York time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via email at the email address specified in this Section on a day that is not a Business Day or later than 5:00 p.m. (New York time) on any date and earlier than 11:59 p.m. (New York time) on such date, (c) the Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The addresses for notice shall be as set forth in the Purchase Agreement.

6.2           Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of New York, without reference to principles of conflict of laws or choice of laws. This Note shall not be interpreted or construed with any presumption against the party causing this Note to be drafted.

6.3           Headings. Article and section headings in this Note are included herein for purposes of convenience of reference only and shall not constitute a part of this Note for any other purpose.

6.4           Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including, without limitation, a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit the Holder’s right to pursue actual damages for any failure by the Maker to comply with the terms of this Note. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Maker (or the performance thereof). The Maker acknowledges that a breach by it of its obligations hereunder will cause irreparable and material harm to the Holder and that the remedy at law for any such breach would be inadequate. Therefore, the Maker agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available rights and remedies, at law or in equity, to equitable relief, including but not limited to an injunction restraining any such breach or threatened breach, without the necessity of showing economic loss and without any bond or other security being required.

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6.5           Enforcement Expenses. The Maker agrees to pay all costs and expenses of enforcement of this Note, including, without limitation, reasonable attorneys’ fees and expenses.

6.6           Binding Effect. The obligations of the Maker and the Holder set forth herein shall be binding upon the successors and assigns of each such party, whether or not such successors or assigns are permitted by the terms herein.

6.7           Amendments; Waivers. No provision of this Note may be waived or amended except in a written instrument signed by the Company and the Holder. No waiver of any default with respect to any provision, condition or requirement of this Note shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

6.8           Compliance with Securities Laws. The Holder of this Note acknowledges that this Note is being acquired solely for the Holder’s own account and not as a nominee for any other party, and for investment, and that the Holder shall not offer, sell or otherwise dispose of this Note in violation of securities laws. This Note and any Note issued in substitution or replacement therefor shall be stamped or imprinted with a legend in substantially the following form:

“THIS NOTE AND THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.”

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6.9           Jurisdiction; Venue. Any action, proceeding or claim arising out of, or relating in any way to this Agreement shall be brought and enforced in the New York State Court or in the United States District Court sitting in New York County, New York. The Company and the Holder irrevocably submit to the jurisdiction of such courts, which jurisdiction shall be exclusive, and hereby waive any objection to such exclusive jurisdiction or that such courts represent an inconvenient forum. The prevailing party in any such action shall be entitled to recover its reasonable and documented attorneys’ fees and out-of-pocket expenses relating to such action or proceeding.

6.10         Parties in Interest. This Note shall be binding upon, inure to the benefit of and be enforceable by the Maker, the Holder and their respective successors and permitted assigns.

6.11         Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

6.12         Maker Waivers. Except as otherwise specifically provided herein, the Maker and all others that may become liable for all or any part of the obligations evidenced by this Note, hereby waive presentment, demand, notice of nonpayment, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, and do hereby consent to any number of renewals of extensions of the time or payment hereof and agree that any such renewals or extensions may be made without notice to any such persons and without affecting their liability herein and do further consent to the release of any person liable hereon, all without affecting the liability of the other persons, firms or Maker liable for the payment of this Note, AND DO HEREBY WAIVE TRIAL BY JURY.

(a)     No delay or omission on the part of the Holder in exercising its rights under this Note, or course of conduct relating hereto, shall operate as a waiver of such rights or any other right of the Holder, nor shall any waiver by the Holder of any such right or rights on any one occasion be deemed a waiver of the same right or rights on any future occasion.

(b)     THE MAKER ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS NOTE IS A PART IS A COMMERCIAL TRANSACTION, AND TO THE EXTENT ALLOWED BY APPLICABLE LAW, HEREBY WAIVES ITS RIGHT TO NOTICE AND HEARING WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE HOLDER OR ITS SUCCESSORS OR ASSIGNS MAY DESIRE TO USE.

6.13         Disclosure. Upon receipt or delivery by the Company of any notice in accordance with the terms of this Note, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries, the Company shall within two (2) Business Days after such receipt or delivery publicly disclose such material, nonpublic information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, non-public information relating to the Company or its Subsidiaries, the Company so shall indicate to the Holder contemporaneously with delivery of such notice, and in the absence of any such indication, upon the passage of two (2) Business Days, the Holder shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries.

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6.14         Definitions. Capitalized terms used herein and not defined shall have the meanings set forth in the Purchase Agreement. For the purposes hereof, the following terms shall have the following meanings:

(a)     “Customary Antidilution Adjustments” means customary anti-dilution protection for stock splits, stock dividends, stock combinations, recapitalizations and similar transactions.

(b)     “Indebtedness” means: (a) all obligations for borrowed money; (b) all obligations evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, current swap agreements, interest rate hedging agreements, interest rate swaps, or other financial products; (c) all capital lease obligations that exceed $100,000 in the aggregate in any fiscal year; (d) all obligations or liabilities secured by a lien or encumbrance on any asset of the Maker, irrespective of whether such obligation or liability is assumed; (e) all obligations for the deferred purchase price of assets, together with trade debt and other accounts payable that exceed $100,000 in the aggregate in any fiscal year; (f) all synthetic leases; (g) any obligation guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse) any of the foregoing obligations of any other person; (h) trade debt; and (i) endorsements for collection or deposit.

(c)     “Mandatory Default Amount” means an amount equal to one hundred and thirty-five percent (135%) of the Outstanding Principal Amount of this Note on the date on which the first Event of Default has occurred hereunder.

(d)     “Market Capitalization” means, as of any date of determination, the product of (a) the number of issued and outstanding shares of Common Stock as of such date (exclusive of any shares of common stock issuable upon the exercise of options or warrants or conversion of any convertible securities), multiplied by (b) the closing price of the Common Stock on the Trading Market on the date of determination.

(e)     “Outstanding Principal Amount” means, at the time of determination, the Principal Amount outstanding after giving effect to any conversions or prepayments pursuant to the terms hereof.

(f)      “Registration Rights Agreement” means the Registration Rights Agreement, dated as of March , 2022 (as the same may be amended from time to time), by and between the Company and the Holder.

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(g)     “Trading Market” means any of the following markets or exchanges on which the Common Stock (or any other common stock of any other Person that references the Trading Market for its common stock) is listed or quoted for trading on the date in question: the OTC Bulletin Board, The NASDAQ Global Market, The NASDAQ Global Select Market, The NASDAQ Capital Market, the New York Stock Exchange, NYSE Arca, the NYSE MKT, or the OTCQX Marketplace, the OTCQB Marketplace, the OTC Pink Marketplace or any other tier operated by OTC Markets Group Inc. (or any successor to any of the foregoing).

(h)     “Trading Day” means a day on which the Common Stock is traded on a Trading Market.

(i)      “VWAP” means, for or as of any date, the dollar volume-weighted average price for such security on the Trading Market (or, if the Trading Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded) during the period beginning at 9:30 a.m., New York time, and ending at 4:02 p.m., New York time, as reported by Bloomberg through its “HP” function (set to weighted average) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30 a.m., New York time, and ending at 4:02 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC). If the VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the Maker has caused this Note to be duly executed by its duly authorized officer as of the date first above indicated.

Northann Corp.

By:
Name: Lin Li
Title: Chief Executive Officer

EXHIBIT A

WIRE INSTRUCTIONS

EXHIBIT B

FORM OF CONVERSION NOTICE

(To be Executed by the Registered Holder in order to Convert the Note)

The undersigned hereby irrevocably elects to convert $ ________________ of the principal amount of the above Note No. ___ into shares of Common Stock of Northann Corp. (the “Maker”) according to the conditions hereof, as of the date written below.

Date of Conversion:

Conversion Price:

Number of shares of Common Stock beneficially owned or deemed beneficially owned by the Holder on the Conversion Date:

[HOLDER]

By:
Name:
Title:

Address: